UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2023
FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of principal executive offices and zip code)

281	949-2500
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 12, 2023, the Board of Directors (the “Board”) of Forum Energy Technologies, Inc. (the “Company”) approved and adopted Third Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately. The amendments to the Bylaws include:
•updates to align with and conform to amendments to the Delaware General Corporation Law (the “DGCL”), including:
◦clarifying the manner in which a meeting of stockholders (including a virtual meeting) may be adjourned without having to provide additional notice in accordance with Section 222 of the DGCL;
◦revisions to the availability of the list of stockholders entitled to vote at a meeting of stockholders in accordance with Section 219 of the DGCL; and
◦adding an emergency bylaw provision pursuant to Section 110 of the DGCL to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved;
•amendments to the procedural and disclosure requirements for stockholders intending to nominate directors or propose other business (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at annual or special meetings of stockholders pursuant the advance notice provisions, including, without limitation, to:
◦clarify that the number of nominees that a stockholder may nominate shall not exceed the number of directors to be elected at the meeting;
◦require disclosure of additional types of financial transactions involving the Company’s equity securities;
◦provide that certain informational requirements applicable to stockholders that are entities also apply to the individuals who directly or indirectly control such entities (but not passive investors in such entities);
◦require any stockholder giving notice of an intent to nominate directors or propose other business at an annual or special meeting to remain a stockholder of record through the time of the meeting;
◦require any stockholder submitting a nomination notice to make a representation and applicable confirmation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Board’s nominees in accordance with Rule 14a-19 of the Exchange Act (i.e., the “universal proxy card” rules) and to provide evidence that the stockholder has complied with such requirements; and
◦clarify that a failure to provide such disclosure or comply with such requirements will result in a stockholder’s nomination or proposal of other business being disregarded;
•an amendment to require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•revisions to clarify the ability of the presiding officer of a stockholders’ meeting to prescribe rules and regulations for the conduct of a stockholders’ meeting; and
•deletion of outdated references, including certain historical references to the SCF Group and the Trigger Date (as each term is defined in the Company’s Certificate of Incorporation) and the making of technical and conforming revisions and clarifications.
The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated in this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2023 Annual Meeting was held on May 12, 2023. Matters voted on at the 2023 Annual Meeting and the results thereof were as follows:
1.Election of Directors. The following individuals were elected as Class II directors to the Company's Board of Directors for a term of three years, each to serve until the annual meeting of stockholders in 2026 or until their successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Evelyn M. Angelle	5,501,788	76,481	2,812,320
John A. Carrig	5,338,089	240,180	2,812,320
Neal A. Lux	5,534,521	43,748	2,812,320

2.Approval of Executive Compensation. Stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

Votes Cast
For	5,185,800
Against	319,296
Abstentions	73,173
Broker Non-Votes	2,812,320
3.Ratification of Auditors. Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023:

Votes Cast
For	8,368,340
Against	20,275
Abstentions	1,974
Broker Non-Votes	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
3.1	Third Amended and Restated Bylaws of Forum Energy Technologies, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2023	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary